CORONUS SOLAR INC.
(the “Corporation”)
Suite 1100 - 1200 West 73rd Ave., Vancouver, B.C., V6P 6G5
Telephone: (604) 267-7078 Facsimile: (604) 267-7080

CONSULTING SERVICES AGREEMENT

Effective September 1, 2013, RenewTrek Solar Inc. (“RenewTrek”) is to provide the Corporation with advisory and consulting services (the “Services”) in respect of the Corporation’s solar photovoltaic business.

The Corporation is to pay RenewTrek $10,000 per month (the “Fee”) for the Services.

Either party can terminate the Services with notice.

Jeff Thachuk is a control person of RenewTrek, and Mr. Thachuk is also a control person of the Corporation, as well as the Corporation’s president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of the Corporation’s board of directors.

Both the Corporation and RenewTrek have good right, full corporate power and absolute authority to enter into this Agreement.

The Agreement is dated as of September 1, 2013.

CORONUS SOLAR INC.	RENEWTREK SOLAR INC.

/s/ Jeff Thachuk	/s/ Jeff Thachuk
Jeff Thachuk	Jeff Thachuk
President	President